                                                       Registration No. 33-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               --------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               --------------

                          FLORAFAX INTERNATIONAL, INC.
           (Exact name of Registrant as specified in its charter)

               DELAWARE                                   41-0719035
     (State or other Jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                 Identification Number)

                                8075 20TH STREET
                           VERO BEACH, FLORIDA 32966
                                 (407) 563-0263
     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               --------------

                   FLORAFAX INTERNATIONAL, INC. MANAGEMENT
                          INCENTIVE STOCK PLAN AND
                       OPTIONS PREVIOUSLY ISSUED UNDER
                    MISCELLANEOUS EMPLOYEE BENEFIT PLANS

                                                  with copies to:
         JAMES H. WEST                       DREW R. FULLER, JR. or
          PRESIDENT                              HOLLY H. FULLER
  FLORAFAX INTERNATIONAL, INC.           CAUTHORN HALE HORNBERGER FULLER
        8075 20TH STREET                  SHEEHAN & BECKER, INCORPORATED
  VERO BEACH, FLORIDA  32966            700 NORTH ST. MARY'S STREET, SUITE 620
       (407) 563-0263                        SAN ANTONIO, TEXAS 78205
                                                (210) 271-1700

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               --------------

Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement
for the same offering.    [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.    [ ]

                               --------------

                       CALCULATION OF REGISTRATION FEE

==============================================================================================================
  Title of Each Class of      Amount to be       Proposed maximum      Proposed maximum        Amount of
     Securities to be          Registered       offering price per    aggregate offering    registration fee
        Registered                 (1)             unit (2)               Price (2)               (2)
- --------------------------------------------------------------------------------------------------------------
 Common Stock, par
 value, $.01 per share.         1,112,687            $  2.125           $2,364,459.86           $815.33
=============================================================================================================

(1) Plus such indeterminate number of shares of the Company's Common Stock as may be issuable by reason of the operation of the anti-dilution provisions of awards granted under the Plan and outstanding option agreements. This Registration Statement also relates to resales and reoffers of shares of the Company's Common Stock previously acquired by certain affiliates of the Company upon the exercise of nonqualified stock options.

(2) Pursuant to Rule 457(g)(3) the registration fee is calculated pursuant to Rule 457(c), computed based upon the average of the bid and asked prices of the Company's Common Stock as reported on NASD's Electronic OTC Bulletin Board, on June 24, 1996, which price is used solely for the purpose of calculating the registration fee.

(3) The Company has agreed to pay certain expenses of this offering as described in Part II, Item 14 of the Registration Statement.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" WHICH BEGIN ON P. 5 OF THE ACCOMPANYING PROSPECTUS.

===============================================================================

                                EXPLANATORY NOTE

         This Registration Statement contains two parts. The first part contains a prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers reoffers and resales of shares of Common Stock of the Registrant which previously have been issued or which shall be issued upon the exercise of non-qualified stock options granted to affiliates of the Company, the terms of which are governed by existing option agreements. The second part contains Information Required in the Registration Statement pursuant to Part II of Form S-8 and certain items from Information Not Required in Prospectus pursuant to Part II of Form S-3. Pursuant to the Note to Part I of Form S-8, the Plan Information for the particular employee benefit plan applicable to the option holder, specified by Part I is being separately provided as specified by Rule 428(b)(1) and is not being filed with the Securities and Exchange Commission.





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

                                                                      PROSPECTUS
                                 612,687 SHARES

                          FLORAFAX INTERNATIONAL, INC.
                                  COMMON STOCK

         The shares of common stock, par value $.01 (the "Common Stock"), of Florafax International, Inc. (the "Company") offered hereby represent shares issued or issuable upon the exercise of certain nonqualified stock options (the "Options") previously granted to the selling Security Holders named herein (the "Selling Security Holders"). Although the Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby, the Company has received or will receive various amounts of approximately $85,000 upon the exercise of the Options. All expenses of registration incurred in connection with this offering are being borne by the Company; however, all selling and other expenses incurred by the Selling Security Holders will be borne by them. See "Selling Security Holders."

         The shares of Common Stock offered hereby may be sold from time to time by Selling Security Holders named herein under the caption "Selling Security Holders" through underwriters, dealers, agents, or directly to one or more purchasers in fixed price offerings, in negotiated transactions, at market prices prevailing at the time of sale or at prices related to such market prices. The terms of the offering and sale of Common Stock in respect of which this Prospectus is being delivered, including any discounts, commissions or concessions allowed, reallowed or paid to underwriters, dealers or agents, the purchase price of the Common Stock and the proceeds to the Selling Security Holders, and any other material terms shall be as set forth in a Prospectus Supplement. This Prospectus also may be delivered in connection with certain resales as described under "Plan of Distribution." See "Plan of Distribution" for possible indemnification arrangements for dealers and agents.

         The shares of Common Stock offered hereby have not been registered under the blue sky or securities laws of any jurisdiction, and any broker or dealer should assure itself of the existence of an exemption from registration or effect of such registration in connection with the offer and sale of such shares.

THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" WHICH BEGINS ON PAGE 5.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                     REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                 The date of this Prospectus is June 28, 1996.


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

                             AVAILABLE INFORMATION


         The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C., a Registration Statement on Form S-8, as supplemented by certain informational items from Form S-3, under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered by this Prospectus. Certain portions of the Registration Statement have not been included in this Prospectus. For further information, reference is made to the Registration Statement and the exhibits thereto. Statements in this Prospectus as to the contents of exhibits are not necessarily complete, and each statement is qualified in all respects by reference to the copies of documents filed or incorporated by reference as exhibits to the Registration Statement or otherwise filed with the Commission. See also "Incorporation of Certain Documents by Reference." The Company is subject to the information reporting requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement (with exhibits), as well as such reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's Common Stock is traded on the NASD Electronic OTC Bulletin Board (the "OTC") under the symbol "FIIF." On June 24, 1996, the reported closing of the price of the Company's Common Stock was $2.125 per share.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995; Quarterly Reports on Form 10-QSB for the fiscal quarters ended November 30, 1995, and February 29, 1996; Current Report on Form 8-K dated February 8, 1996; and all other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Exchange Act since August 31, 1995 are hereby incorporated herein by reference. The shares of Common Stock registered pursuant to the Registration Statement of which the Prospectus is a part are of the same class of securities of the Company currently registered under Section 12 of the Exchange Act. The description of the Common Stock contained in previous registration statements, as amended by the Company's Restated Certificate of Incorporation and all amendments thereto, and any amendment or reports filed which update such registration, are hereby incorporated herein by reference.

         All documents filed by the Company pursuant to Sections 13(a),13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering covered hereby will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. In addition, a copy of the Company's





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

most recent annual report to stockholders will be promptly furnished, without charge, upon written or oral request. All such requests should be directed to Florafax International, Inc., 8075 20th Street, Vero Beach, Florida 32966, telephone number (407) 563-0263, attention Mr. Kelly S. McMakin.

                                  THE COMPANY

         The Company is principally engaged in the business of generating floral orders and providing floral order placement services to retail florists. The Company is also a third-party processor of credit cards.

         The Company operates a flowers-by-wire business which enables the Company member florists (independent owners) to send and deliver floral orders throughout the United States. Floral orders between florists are transacted primarily by telephone or by the Company's communication network, FloraNet.

         Through its wholly-owned subsidiary, Credit Card Management System, Inc., the Company makes available to its members an electronic credit card and charge card processing system, FloraCash. FloraCash essentially eliminates paper from the processing of credit cards and travel and entertainment cards. FloraCash automatically provides authorization codes for each transaction and captures all of the transaction data electronically, which allow florists to receive frequent, automatic deposits directly to their bank account. FloraCash terminals and optional printers are sold or leased by the Company at competitive rates.

         The Company's principal executive offices are located at 8075 20th Street, Vero Beach, Florida 32966, telephone number (407) 563-0263.

                                  RISK FACTORS

         In evaluating the Company and its business, prospective investors should carefully consider all of the information set forth in this Prospectus and should give particular attention to the following risk factors.

HISTORY OF OPERATING LOSSES

         During the two years prior to the most recently ended fiscal year, the Company incurred net losses of $311,000 and $401,000 respectively. However, during the most recently ended fiscal year, the Company reported net income of $707,000.

COMPETITION

         The flowers-by-wire industry is principally comprised of six companies. A major portion of all flowers-by-wire transactions are processed by Florists' Transworld Delivery Association (FTD), a cooperative organization of retail florists. Because many florists subscribe to more than one flowers-by-wire service, competition is intense. Usage can be affected by the quality and cost of services offered by each company, promotional programs, industry reputation and traditional patterns of usage employed by the sending florist.

         In the credit card industry, there are many banks and other companies which process credit and charge card transactions on behalf of their business clients. Most of these companies have greater revenues and process more transactions than the Company. In addition, some of the Company's flowers-by-wire industry competitors provide credit card processing services to their members. The selection of one credit card processor over another can be affected by a variety of factors including price, services offered and the capability of providing specialized functions to accommodate the particular credit card processing requirements of certain businesses. The Company believes that its credit card processing services are competitive in the retail and wholesale floral industry in particular and in the general credit card processing industry as a whole.

         The total sales volume of the Company, in each of the industries in which it competes, constitutes only a minor portion of the total available market.

POSSIBLE VOLATILITY OF STOCK PRICE

         The market price of the Common Stock, like that of the securities of other small, growth-oriented companies, may be highly volatile. Historically, the Common Stock has experienced low trading volume. There can be no assurance that the market price of the Common Stock will remain at its present level, and any future changes in market price cannot be predicted as to timing or extent. Past performance of the Common Stock does not guarantee and should not be construed to imply future performance. Factors such as announcements by the Company or its competitors concerning technological innovations, new commercial products or procedures, proposed government regulations and developments or disputes relating to patents or proprietary rights may have a significant effect on the market price of the Common Stock. Changes in the market price of the Common Stock may have no connection with the Company's actual financial results.

SHARES ELIGIBLE FOR FUTURE SALE

         As of the date of this Prospectus, the Company had outstanding 6,147,973 shares of Common Stock. As of such date, the Company has outstanding stock options to purchase 221,000 shares of its Common Stock. If all of the shares issuable upon exercise of these options, upon exercise of outstanding warrants, or upon conversion of outstanding convertible debt instruments, the Company will have an additional 2,871,000 shares of Common Stock outstanding, all of which will be eligible for resale into the public markets after any applicable vesting periods. The sale of such shares in the public markets could have a material adverse effect on the trading price of the Company's Common Stock.

NASDAQ LISTING AND MARKET ILLIQUIDITY

         The Common Stock is quoted on the NASD OTC Electronic Bulletin Board, and is therefore not actively traded. In order to improve the liquidity of the Company's Common Stock, it has applied for the listing of the Common Stock on the Nasdaq Small Cap Market. Such application has not yet been approved. If the application is approved, continued inclusion of such securities on the Nasdaq Small Cap Market will, unless the NASD grants a specific exemption from any particular requirement, require that (i) the Company maintain at least $4,000,000 in total assets and $2,000,000 in capital and surplus, (ii) the minimum bid price for the Common Stock be at least $3.00 per share, (iii) the public float consist of at least 100,000 shares of Common Stock, valued in the aggregate at more than $1,000,000, (iv) the Common Stock have at least two registered market makers and (v) the Common Stock be held by at least 300 holders. If the Company is unable to satisfy such maintenance requirements, the Company's securities may (if approval for listing is granted) be delisted from the Nasdaq Small Cap Market. In such event, trading, if any, in the Common Stock would thereafter be conducted, as it is conducted currently, in the over-the-counter market in the so called "pink sheets" or the NASD's "OTC Electronic Bulletin Board."

NO PROTECTION FROM CERTAIN BUSINESS COMBINATIONS

         At the January 7, 1994 annual meeting of the stockholders of the Company, a proposal was approved which provided for the amendment of the Company's Restated Certificate of Incorporation to include one article therein which specifically removes the Company from the provisions of Section 203 of the Delaware





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

General Corporation Law (the "DGCL"). The effect of this article is that the provisions of this section of the DGCL, which were enacted with the intent to prevent abusive takeover tactics, especially with regard to takeover by owners of large blocks of the Company's stock, are not applicable to the Company. The Company has several shareholders who, either acting alone, or in concert with other shareholders, would be prevented from effecting certain business combinations with the Company if this provision of the DGCL were still applicable to the Company. Therefore, any purchaser of the Common Stock offered hereby should realize that, unlike most corporations chartered under the DGCL, the Company is not prevented from engaging in business combinations with affiliates or other interested stockholders. The entire text of Section 203 of the DGCL should be reviewed by any potential purchaser of the Common Stock offered hereby prior to any contemplated purchase.

DEPENDENCE UPON KEY PERSONNEL

         Mr. Andrew W. Williams has been Chairman of the Board since November of 1992, Chief Executive Officer of the Company since September of 1994 and previously served as President of the Company. Mr. James H. West has been Chief Financial Officer of the Company since February of 1993, President of the Company since November of 1994 and Chief Operating Officer of the Company since August of 1994. Messrs. Williams and West have been primarily responsible for directing the corporate strategy of the Company since the date they joined the Company. The loss of either of these individuals could have an adverse effect on the Company.

VOTING CONTROL

         The directors and executive officers of the Company as a group have sole voting and investment power of approximately 46% of the Company's outstanding Common Stock, assuming that all shares to be offered hereby are sold. Therefore those individuals exercise practical voting control over the affairs of the Company.

PRODUCT CONCENTRATION

         82% of the Company's net revenues for fiscal year 1995 were derived from the Company's flowers-by-wire business. In the fiscal years ended August 31, 1994 and 1993, the Company's flowers-by-wire business comprised 83% and 88% respectively of the Company's net revenues. Therefore, although the Company's net revenues are not as concentrated in the flowers-by-wire business as in past years, the Company is highly dependent on this competitive market for generation of revenues.

MAJOR CUSTOMER DEPENDENCE

         Of the $209,521,000 of credit and charge card transactions processed by the Company's wholly-owned subsidiary, Credit Card Management System, Inc., for business and professional organizations, approximately $84,000,000 of such transactions (or 40%) are dependent upon a contract with Service Corporation International. Therefore if this contract terminates, or expires without being renewed, this segment of the Company's business would probably be severely adversely affected.

NO DIVIDENDS

         The Company has not declared a dividend since 1982. Because of the Company's Net Capital Deficiency, which was approximately $1,756,000 at the end of the latest fiscal year, it is unlikely that the Company will be legally able, or would otherwise, declare a dividend. Lack of payment of dividends severely affects the liquidity and marketability of an investment in shares of the Common Stock.





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


                            SELLING SECURLTY HOLDERS

         The following table sets forth the name of each Selling Security Holder, the nature of any position, office, or other material relationship which such Selling Security Holders have had with the Company or any of its predecessors or any of its affiliates within the last three (3) years, and certain information regarding the ownership and offering of the Common Stock by each Selling Security Holder.

- --------------------------------------------------------------------------------------------------------------
                                                   AMOUNT                         AMOUNT          PERCENTAGE
                                CURRENT         BENEFICIALLY                   BENEFICIALLY      BENEFICIALLY
                            RELATIONSHIP TO    OWNED PRIOR TO     AMOUNT     OWNED FOLLOWING   OWNED FOLLOWING
           NAME                 COMPANY           OFFERING        OFFERED        OFFERING          OFFERING
- --------------------------------------------------------------------------------------------------------------
 MR. JAMES H. WEST          President,
                            Chief Operating
                            Officer, Chief
                            Financial             275,321         275,321              0               0%
                            Officer, and
                            Director (1)(2)
- --------------------------------------------------------------------------------------------------------------
 MR. GLENN R. MASSEY        Director (3)          162,366         142,366         20,000            .697%
- --------------------------------------------------------------------------------------------------------------
 MR. KELLY S.  MCMAKIN      Chief
                            Accounting             65,000          50,000         15,000            .522%
                            Officer, and
                            Secretary (4)
- --------------------------------------------------------------------------------------------------------------
 MR. DAVID HARPER           Independent
                            Marketing              75,000          75,000              0               0%
                            Consultant (5)
- --------------------------------------------------------------------------------------------------------------
 MR. DAVID APPEL            Independent
                            Marketing              70,000          70,000              0               0%
                            Consultant (5)
- --------------------------------------------------------------------------------------------------------------

         The Company will not receive any proceeds from the sale of the shares of Common Stock offered hereby. The Company has received or will receive various amounts of approximately $85,000 upon exercise of all of the Options, and will use such proceeds for general working capital and general corporate purposes.

- -----------------

         (1) Mr. West, 41, was elected Vice President, Treasurer and Chief Financial Officer of the Company on February 5, 1993. On January 7, 1994, Mr. West was elected Chief Operating Officer, and on August 8, 1994, he was elected Secretary, of the Company. On November 17, 1994 he was elected President. He has been a Director of the Company since January, 1994.

         (2) On August 28, 1994, pursuant to Mr. West's employment agreement, the Company committed to loan $70,000, bearing an interest rate of 7.75% per annum, to Mr. West, of which $57,000 was advanced on the date of the loan. On November 7, 1994, the Company advanced to Mr. West an additional $5,000 under the terms of the original $70,000 commitment. The loan is secured by real estate owned by Mr. West and will be repaid upon liquidation of the real estate. As of April 30, 1996, the balance on this note, including interest, was approximately $67,000.

         (3) Mr. Massey, 42, is a Sales Manager for Gaylord Broadcasting in Houston, Texas. From February, 1988, to June, 1992, he was President of Massey Brothers, Inc., Houston, Texas, a wholesale and retail cut flower company.
Mr. Massey became President, Chief Executive Officer and a Director of the Company on February 5, 1993. In September, 1994, Mr. Massey resigned as President and Chief Executive Officer. Mr. Massey is presently the General Sales Manager of KHTV in Houston, Texas. Of the 162,366 shares beneficially owned by Mr. Massey prior to the offering, 20,000 shares thereof are being offered to him under the Company's Nonemployee Directors' Stock Option Plan, which shares were registered under a registration statement on Form S-8, filed with the Commission on June 28, 1996.

         (4) Mr. McMakin, 34, was elected Vice President and Treasurer of the Company on November 17, 1994, and on February 6, 1995, he was elected
Secretary of the Company. From June, 1993, to the present, Mr. McMakin has been Controller of the Company. From May, 1988, through May, 1993, Mr. McMakin was Controller of M.P.I.I., Inc., which is in the funeral, cemetery and insurance business. Mr. McMakin remains as Vice President, Secretary and Treasurer. Of the 65,000 shares beneficially owned by Mr.

McMakin prior to the offering, 15,000 shares thereof are being offered to him under the Company's Management Incentive Stock Option Plan, which shares are being registered under this Form S-8.

         (5) Messrs. Harper and Appel are each independent marketing consultants for the Company.

                              PLAN OF DISTRIBUTION

         The sales of the shares of Common Stock offered hereby by the Selling Security Holders may be effected, from time to time, on the OTC or on any stock exchange on which the Common Stock may be listed at the time of sale, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Security Holders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Security Holders and/or the purchasers of shares of Common Stock from whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The Selling Securityholders and any broker-dealers that act in connection with the sale of the shares of Common Stock hereunder might be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit realized on the resale of shares of Common Stock as principals might be deemed to be underwriting compensation under the Securities Act.

         Any broker-dealer acquiring shares of Common Stock from a Selling Security Holder may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis, or to its customers. Any such sales may be at prices then prevailing on the OTC, at prices related to such prevailing market prices, at negotiated prices, or at prices reflecting the application of a combination of such methods.

         The Company's attorney has advised the Selling Security Holders that anti-manipulative Rules 10b-5, 10b-6, and 10b-7 promulgated under the Exchange Act may apply to their sales in the market. The Company has furnished the Selling Security Holders with copies of these rules and has informed the Selling Security Holders of the possible need for them to deliver copies of this Prospectus in connection with their resales of the shares of Common Stock offered hereby. The Selling Security Holders may indemnify any broker-dealer that participates in transactions involving sales of shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealer purchases shares as a principal, any profits received on the resale of such shares of Common Stock, may be deemed to be underwriting discounts and commissions under the Securities Act.

         Upon receipt of notification by the Company from any Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such share of Common Stock were sold by the Selling Security Holder, the commissions paid or discounts or concessions allowed by the Selling Security Holder to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

         Any shares which qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

         There can be no assurance that any of the Selling Security Holders will sell all or even any of the shares which may be offered by them or any of them hereunder.

                                 LEGAL OPINION

         The validity of the Common Stock offered hereby will be passed on for the Company by Cauthorn Hale Hornberger Fuller Sheehan & Becker Incorporated, of San Antonio, Texas. Counsel does not have an interest in the Company which exceeds Fifty Thousand and No/100 Dollars ($50,000.00).

                                    EXPERTS

         The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report (Form 10-KSB) of the year ended August 31, 1995, have been audited by Ernst & Young, LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                     COMMISSION POSITION ON INDEMNIFICATION
                        FOR SECURITIES ACTS LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or controlling persons of the Company pursuant to the foregoing provisions or the provisions of the Company's Restated Certificate of Incorporation, its Bylaws, or the DGCL, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

===================================================




No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in, or incorporated by reference in, this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof, or that there has been no change in the affairs of the Company since such date.

               ---------------------

                 TABLE OF CONTENTS


[S]                                             [C]
Available Information  . . . . . . . . . . . .   4
Incorporation of Certain Documents
    by Reference   . . . . . . . . . . . . . .   4
The Company . . . . . .  . . . . . . . . . . .   5
Risk Factors . . . . . . . . . . . . . . . . .   5
Selling Security Holders . . . . . . . . . . .   8
Plan of Distribution   . . . . . . . . . . . .   9
Legal Opinion  . . . . . . . . . . . . . . . .  10
Experts  . . . . . . . . . . . . . . . . . . .  10
Commission Position on Indemnification
    for Securities Acts Liabilities  . . . . .  10





                            FLORAFAX INTERNATIONAL,
                                     INC.





                                 COMMON STOCK





                                  ----------

                              P R O S P E C T U S

                                  ----------


                                 June 28, 1996

                                    PART II


      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT UNDER FORM S-8;
            INFORMATION NOT REQUIRED IN PROSPECTUS UNDER FORM S-3

ITEM 3. (FORM S-8).  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Florafax International, Inc. is referred to herein as the "Company." The documents listed below are incorporated by reference in this Registration
Statement:

         The Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995; Quarterly Reports on Form 10-QSB for the fiscal quarters ended November 30, 1995, and February 29, 1996; Current Report on Form 8-K dated February 8, 1996; and all other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Exchange Act since August 31, 1995 are hereby incorporated herein by reference. The shares of Common Stock registered pursuant to the Registration Statement of which the Prospectus is a part are of the same class of securities of the Company currently registered under Section 12 of the Exchange Act. The description of the Common Stock contained in previous registration statements, as amended by any amendments or reports filed which update such registration, and as amended by the Company's Restated Certificate of Incorporation and all amendments thereto, are hereby incorporated herein by reference.

         All documents filed by the Company pursuant to Sections 13(a),13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered by the Registrant have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4. (FORM S-8).  DESCRIPTION OF SECURITIES.

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. (FORM S-8).  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         No expert or counsel for the Company has an interest in the Company which exceeds Fifty Thousand Dollars ($50,000.00).


ITEM 14. (FORM S-3).  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by the Company in connection with the offering of the shares of Common Stock to be registered and offered hereby are as follows:

         SEC registration fee                                                          $   815.33

         Legal fees and expenses                                                       $ 3,500.00

         Accounting fees and expenses                                                  $ 3,000.00

         Miscellaneous (including printing and engraving fees)                         $   500.00
                                                                                       ----------
         Total                                                                         $ 7,815.33
                                                                                       ==========

ITEM 6. (FORM S-8); ITEM 15. (FORM S-3). INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matters as to which such person shall have been adjudged liable to the corporation, except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

         The statute does not permit indemnification unless the person seeking indemnification has acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

         The Company's Restated Certificate of Incorporation and Bylaws require the Company to indemnify the Company's directors to the maximum extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, the Company may change the standard of indemnification only to the extent that such amended statute or law permits the Company to provide broader indemnification rights to the Company's directors. Pursuant to employment agreements entered into by the Company with its executive officers and certain other key employees, the Company may be required to indemnify such officers and employees in the same manner and to the same extent that the Company is required to indemnify its directors under its Restated Certificate of Incorporation and Restated Bylaws. The Company's Restated Certificate of Incorporation limits the personal liability of a director to the Company or its stockholders to damages for breach of the director's fiduciary duty.

ITEM 7. (FORM S-8)  EXEMPTION FROM REGISTRATION CLAIMED.

         No restricted securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8. (FORM S-8); ITEM 16. (FORM S-3).  EXHIBITS.

         The following is a list of all the exhibits filed as part of the Registration Statement.

                                   EXHIBITS

         Number
         ------
           4              Restated Certificate of Incorporation of the Company and all amendments thereto, and Bylaws of the Company, each filed as Exhibit 4 to Form S-8, Florafax International, Inc. Nonemployee
                          Directors' Stock Option Plan, filed by the Company on June 28, 1996, and incorporated herein by reference,
           5              Opinion of Cauthorn Hale Hornberger Fuller Sheehan & Becker Incorporated, as to the legality of the Common Stock of the Company to be registered hereunder.
         23.1             Consent of Cauthorn Hale Hornberger Fuller Sheehan & Becker Incorporated, (included within
                          Exhibit 5 hereof).
         23.2             Consent of Ernst & Young, L.L.P.
         24               Power of Attorney (included as part of the signature page of this Registration Statement).
         99.1             Description of Common Stock of the Company contained in Form 8-A dated December 28, 1971, as amended by the Company's Restated Certificate of Incorporation, and all amendments thereto, filed as Exhibit 4 to Form S-8 filed by the Company on June 28, 1996, and incorporated herein by reference.
         99.2             Florafax International, Inc. Annual Report on Form 10-KSB for the fiscal year ended August 31,
                          1995, incorporated by reference.
         99.3             Florafax International, Inc. Quarterly Reports on Form 10-QSB for the fiscal quarters ended
                          November 30, 1995, and February 29, 1996 incorporated by reference.
         99.4             Current Report on Form 8-K dated February 8, 1996, incorporated by reference.


ITEM 9. (FORM S-8), ITEM 17. (FORM S-3).  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by section
                 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereof);

                          (iii) To include any material information with
                 respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act and are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         For purposes of determining any liability under the Securities Act,
(i) the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, and the State of Florida, as of the 28 day of June, 1996.

                                        FLORAFAX INTERNATIONAL, INC.


                                        By: /s/ James H. West
                                           -------------------------------------
                                           James H. West, President, Chief
                                           Operating Officer and Chief
                                           Financial Officer


         We, the undersigned officers and directors of Florafax International, Inc. (the "Company"), hereby severally appoint Andrew W. Williams or James H. West and each of them, agent and attorney-in-fact to sign for us, and in our names in the capacities indicated below, a Registration Statement on Form S-8 relating to certain shares of the Company's Common Stock, and any and all amendments to such Registration Statement, for the purpose of registering such shares under the Securities Act, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such Registration Statement and any and all Amendments thereto.

         Witness our hands on the respective dates set forth below.

                               ---------------

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


       Signature                               Date                        Title
       ---------                               ----                        -----
         /s/                               June 28, 1996            Chairman of the Board, Chief
- -----------------------                    ------------             Executive Officer and Director
Andrew W. Williams

         /s/                               June 28, 1996            President, Chief Operating Officer,
- -----------------------                    ------------             Chief Financial Officer and Director
James H. West

         /s/                               June 28, 1996            Principal Accounting Officer
- -----------------------                    ------------
Kelly S. McMakin


         /s/                               June 28, 1996            Director
- -----------------------                    ------------
T. Craig Benson


         /s/                               June 28, 1996            Director
- -----------------------                    ------------
Solomon O. Howell, Jr.

         /s/                               June 28, 1996            Director
- -----------------------                    ------------
Glenn R. Massey

         /s/                               June 28, 1996            Director
- -----------------------                    ------------
William E. Mercer


         /s/                               June 28, 1996            Director
- -----------------------                    ------------
Kenneth G. Puttick


                                 EXHIBIT INDEX

         Exhibit
         Number                   Description                                             Page
           4              Restated Certificate of Incorporation of the
                          Company and all amendments thereto, and
                          Bylaws of the Company, each filed as Exhibit 4
                          to Form S-8, Florafax International, Inc.
                          Nonemployee Directors' Stock Option Plan,
                          filed by the Company on June 28, 1996, and
                          incorporated herein by reference.

           5              Opinion of Cauthorn Hale Hornberger Fuller
                          Sheehan & Becker Incorporated, as to the
                          legality of the Common Stock of the Company
                          to be registered hereunder.
                                                                                          -------
         23.1             Consent of Cauthorn Hale Hornberger Fuller
                          Sheehan & Becker Incorporated, (included within
                          Exhibit 5 hereof).
                                                                                          -------
         23.2             Consent of Ernst & Young, L.L.P.
                                                                                          -------
         24               Power of Attorney (included as part of the
                          signature page of this Registration Statement).

         99.1 Description of Common Stock of the Company contained in Form 8-A dated December 28, 1971, as amended by the Company's Restated Certificate of Incorporation, and all amendments thereto, filed as Exhibit 4 to Form S-8 filed by the Company on June 28, 1996, and incorporated herein by reference.

         99.2             Florafax International, Inc. Annual Report on Form
                          10-KSB for the fiscal year ended August 31, 1995,

                          incorporated by reference.

         99.3             Florafax International, Inc. Quarterly Reports on
                          Form 10-QSB for the fiscal quarters ended November 30, 1995, and February 29, 1996 incorporated by reference.

         99.4 Current Report on Form 8-K dated February 8, 1996, incorporated by reference.